Exhibit 99.1

FOR IMMEDIATE RELEASE

ZymoGenetics Announces Full Exercise of Overallotment Option by Underwriters

SEATTLE, January 11, 2010 — ZymoGenetics, Inc. (Nasdaq: ZGEN) today announced that its underwriters fully exercised their overallotment option to purchase an additional 2,100,000 shares of its common stock in connection with its previously announced public offering that priced on January 7, 2010. Including the overallotment shares purchased, ZymoGenetics sold 16,100,000 shares at a public offering price of $6.00 per share, resulting in expected net proceeds to ZymoGenetics of approximately $90.9 million (after payment of the underwriting discounts and commissions and estimated expenses). The offering is expected to close on or about January 12, 2010, subject to satisfaction of customary closing conditions.

Leerink Swann LLC acted as sole book-running manager for the offering. Wedbush PacGrow Life Sciences, William Blair & Company, L.L.C., Canaccord Adams Inc. and McAdams Wright Ragen, Inc. acted as co-managers for the offering. A copy of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Fl., Boston, MA 02110 or by calling Leerink Swann LLC, toll free, at 1-800-808-7525, Ext. 4814.

The shares were offered pursuant to a shelf registration statement that was declared effective by the Securities and Exchange Commission on December 11, 2008. This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy ZymoGenetics’ common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About ZymoGenetics

ZymoGenetics is a biopharmaceutical company focused on the development and commercialization of therapeutic proteins for the treatment of human diseases. In the past, ZymoGenetics has conducted extensive discovery research to identify potential product candidates, with a primary focus in autoimmune disorders and oncology. After a series of strategic initiatives undertaken in 2008 and 2009, ZymoGenetics is now focused on developing and commercializing a limited number of product candidates, which it believes have substantial medical and commercial potential. ZymoGenetics has developed and is marketing RECOTHROM® Thrombin, topical (Recombinant) in the United States. ZymoGenetics has two product candidates in clinical development: PEG-Interferon lambda, being studied in collaboration with Bristol Myers Squibb (BMS) for treatment of hepatitis C virus (HCV) infection, and IL-21, being tested by ZymoGenetics as a potential treatment for metastatic melanoma. In addition, ZymoGenetics has an anti-IL-31 monoclonal antibody in preclinical development, which it expects to test initially as a treatment for atopic dermatitis. Several of the product candidates previously identified through ZymoGenetics’ discovery research efforts have been licensed to and are being developed by third parties, including Merck Serono and Novo Nordisk. ZymoGenetics is eligible to receive milestone payments and royalties related to these assets. For further information, visit www.zymogenetics.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the sale by ZymoGenetics of its securities. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based upon ZymoGenetics’ current expectations and involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to ZymoGenetics’ ability to meet the closing conditions required for the consummation of the offering and other risks detailed in the Registration Statement covering the offering and in ZymoGenetics’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and periodic reports on Form 10-Q and current reports on Form 8-K. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and, except where required by law, ZymoGenetics undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Media and Investor Relations

Susan W. Specht

(206) 442-6592